As filed with the U.S. Securities and Exchange Commission on December 14, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT NO. 333-256983

UNDER THE SECURITIES ACT OF 1933

SOLARWINDOW TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	59-3509694
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9375 E. Shea Blvd., Suite 107-B Scottsdale, Arizona 85260 (800) 213-0689	Corporate Creations Network, Inc. 3260 N. Hayden Road, #210 Scottsdale, Arizona 85251 (480) 993-2162
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joseph Sierchio, Esq.

Sierchio Law, LLP

430 Park Avenue, Suite 702

New York, New York 10022

Telephone: (212) 246-3030

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DE-REGISTRATION OF UNSOLD SECURITIES

On June 10, 2021, SolarWindow Technologies, Inc. (the “Company”) filed a registration statement on Form S-3 with the U.S. Securities and Exchange Commission, Registration Number 333-256983 (the “Registration Statement”), to register an indeterminate number of shares of common stock, preferred stock, and warrants to purchase common stock or preferred stock (collectively, the “Securities”), as shall have an aggregate initial offering price not to exceed $50,000,000. The Registration Statement was declared effective on June 24, 2021. No Securities were sold pursuant to the Registration Statement.

The Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister all of the shares of the Company’s common stock pursuant to the Registration Statement as of the date hereof.

In accordance with the undertakings made by the Company in the Registration Statement, the Company hereby removes from registration any and all securities registered under the Registration Statement that remain unsold as of date hereof and terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to its Registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on December 14, 2022.

SOLARWINDOW TECHNOLOGIES, INC.

By:	/s/ Justin Frere
Name:	Justin Frere
Title:	Interim Chief Financial Officer (Principal Financial Officer)